UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 5, 2015

Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:(441) 278-9250
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2015, Arch Capital Group Ltd. (“ACGL” and, together with its subsidiaries, the “Company”) announced that Marc Grandisson has been promoted to the position of President and Chief Operating Officer, effective January 1, 2016. Mr. Grandisson joined the Company in 2001 and currently serves as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups. In his new role, Mr. Grandisson will continue to report to Dinos Iordanou, who will cease to serve as President effective January 1, 2016, but will remain Chairman and Chief Executive Officer of ACGL. Mr. Grandisson will have responsibility for all of the Company’s operating units, insurance, reinsurance and mortgage. All other corporate functions, finance, investments and legal, will continue to report to Mr. Iordanou.
The information required by Items 4.01(b), (d) and (e), and Item 4.04(a), of Regulation S-K is hereby incorporated by reference to ACGL’s proxy statement for its 2015 annual general meeting of shareholders, dated March 26, 2015.
ITEM 7.01 Regulation FD Disclosure.
ACGL issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01    Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated November 11, 2015 announcing the matters described in Item 5.02

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.
Date: November 11, 2015	By: /s/ Mark D. Lyons Name: Mark D. Lyons Title: EVP & CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated November 11, 2015 announcing the matters described in Item 5.02

4